As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 33-77398

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of other jurisdiction of incorporation or organization)

46-0391436
(I.R.S. Employer Identification No.)

520 MAIN AVENUE
FARGO, NORTH DAKOTA 58124-0001
(701) 298-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

KEVIN F. AMES
Executive Vice President and Chief Financial Officer
1450 Treat Boulevard
Walnut Creek, California 94597
(808) 525-7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Rodney R. Peck
Pillsbury Winthrop LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
SIGNATURES

TERMINATION OF REGISTRATION

     This Post-Effective Amendment relates to the Registration Statement on Form S-3, Registration Statement No. 33-77398 filed on April 6, 1994, as it pertains to Depositary Shares and Convertible Preferred Stock of Community First Bankshares, Inc.

     The undersigned Registrant hereby removes and withdraws from registration all securities of Community First Bankshares, Inc. registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 2, 2004.

COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ Kevin F. Ames
Kevin F. Ames, Executive Vice President and Chief Financial Officer